Exhibit 5.1
August 24,   2007
OpenTV Corp.
275 Sacramento Street
San Francisco, CA 94111
Ladies and Gentlemen,
We have been requested by OpenTV Corp. (the “Company”), a British Virgin Islands business company, to furnish our opinion in connection with the registration statement (the “Registration Statement”) on Form S-8, with respect to the registration of 1,955,894 Class A ordinary shares of the Company (the “Shares”), of no par value, to be issued in connection with the Company’s 2005 Incentive Plan (the “Plan”).
We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that, when the Shares have been issued, delivered and paid up in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plan.
Yours faithfully,
/s/ Conyers Dill & Pearman
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Conyers Dill & Pearman